Exhibit 10.16(e)
FIFTH AMENDMENT
          FIFTH AMENDMENT, dated as of December 29, 2008 (this “Amendment”), to the Credit Agreement, dated as of March 30, 2007 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among DELEK US HOLDINGS, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), LEHMAN COMMERCIAL PAPER INC., as administrative agent (the “Administrative Agent”), LEHMAN BROTHERS INC., as arranger and joint bookrunner, and JPMorgan Chase Bank, N.A. as documentation agent.
WITNESSETH :
          WHEREAS, pursuant to the Credit Agreement, the Lenders have made a credit facility available to the Borrower on the terms set forth in the Credit Agreement;
          WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement; and
          WHEREAS, the Lenders have agreed to amend the Credit Agreement solely on the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:
          Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.
          Section 2. Amendment to Section 6.2. Section 6.2 of the Credit Agreement is hereby amended by (i) replacing the term “.” at the end of clause 6.2(e) with the term “; and” and (ii) adding the following clause immediately after clause 6.2(e):
          (f) additional Indebtedness of the Borrower, in an aggregate principal amount not to exceed $60,000,000 at any one time outstanding.
          Section 3. Amendment to Section 6.3. Section 6.3 of the Credit Agreement is hereby amended by (i) replacing the term “.” at the end of clause 6.3(e) with the term “; and” and (ii) adding the following clause immediately after Clause 6.3(e):
          “(f) Liens on any equity interest of the Borrower in Lion Oil Company securing Indebtedness permitted under Section 6.2(f).”
          Section 4. Amendment to Section 6.5. Section 6.5 of the Credit Agreement is hereby amended by replacing the term “$20,000,000” in clause 6.5(e) with the term “$25,000,000”.

          Section 5. Conditions to Effectiveness. This Amendment shall become effective upon the date on which the following conditions have been satisfied:
          (a) Amendment. This Amendment shall be executed and delivered by a duly authorized officer of the Borrower and by the Administrative Agent (at the direction of the Required Lenders).
          (b) Amendment Fee. The Borrower shall have delivered (and the Borrower hereby covenants and agrees to pay) to each Lender who has consented to this Amendment on or prior to 5:00 P.M., New York City time, on the date hereof (collectively, the “Consenting Lenders”) in immediately available funds, for the benefit of such Consenting Lender, a non-refundable fee in an aggregate amount equal to 0.10% of such Consenting Lender’s pro rata share of the aggregate amount of the Term Loan held by the Consenting Lenders, in each case, as of the date hereof, which fee shall be fully earned and payable as of the date hereof.
          Section 6. Continuing Effect. Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed, and are and shall remain in full force and effect, and the Borrower shall continue to be bound by all of such terms and provisions. The amendment provided for herein is limited as specified herein and shall not constitute an amendment or waiver of any provision of the Credit Agreement or the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Any reference to the “Credit Agreement” in the Loan Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.
          Section 7. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Lenders.
          Section 8. Governing Law. This Amendment shall in all respects be governed by and construed in accordance with the laws of the State of New York.
          Section 9. Counterparts. This Amendment may be signed in any number of counterparts (including by telecopy), each of which shall constitute an original, but all of which when taken together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by the respective officers thereunto duly authorized as of the year and date first above written.

DELEK US HOLDINGS, INC.
By:	/s/ Edward Morgan
	Name:	Edward Morgan
Title:

By:	/s/ Gregory A. Intemann
	Name:	Gregory A. Intemann
	Title:	Treasurer
Delek US Holdings, Inc. Fifth Amendment

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by the respective officers thereunto duly authorized as of the year and date first above written.

JPMorgan Chase Bank, N.A., as a Lender
By:	/s/ Steven G. Sutton
	Name:	Steven G. Sutton
	Title:	Division Manager

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by the respective officers thereunto duly authorized as of the year and date first above written.

Fifth Third Bank, as a Lender
By:	/s/ John K. Perez
	Name:	John K. Perez
	Title:	Vice President

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